SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 24, 2008

 Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street, Suite 4500
Seattle, WA 98121
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 – Corporate Governance and Management Registrant’s Business and Operations

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 24, 2008, the Board of Directors (the “Board”) of the Company accepted the resignations of Kenneth Bennett as Director and Chief Executive Officer and Allen Perron as Chief Financial Officer of the Company.  Mr. Bennett had served as Director and Chief Executive Officer since March 6, 2008 and Mr. Perron had served as Chief Financial Officer January 18, 2008.  Neither Mr. Bennett’s not Mr. Perron’s resignation arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On July 28, 2008 the Board of Directors of the Company appointed Alan Chaffee as its interim Chief Financial Officer.  Mr. Chaffee has been a director of the company since January 14, 2008.  Mr.  Chaffee currently severs as Chief Financial Officer of SARS Corporation, a publically traded asset tracking technology company, having been appointed in November 2007 and Iverson Genetic Diagnostics, Inc., a private genetics testing company.  Mr. Chaffee, a CPA, has over 15 years of professional experience in public accounting and private industry.  He is also the Managing Partner at Goff Chaffee Geddes, PLLC (“GCG”), a CFO consulting firm.   As a CFO consultant, Mr. Chaffee has assisted development stage companies make the transition to public companies.  He has also assisted $1B companies meet their SEC reporting and Sarbanes-Oxley requirements.  Mr. Chaffee earned a BS in Business and Accounting from the University of Oregon in 1992.

To the extent that any information called for in Item 404(a) of Regulation S-B is unavailable, the Company will provide such information in an amendment to this Form 8-K within four (4) days from when this information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 29, 2008

GEOBIO ENERGY, INC.

By:	/s/ David M. Otto
David M. Otto Director